Exhibit 99.1


  FOR IMMEDIATE RELEASE


                                        CONTACT:   Media:      Sonya Soutus
                                                               (404) 676-2683

                                                   Investors:  Ann Taylor
                                                               (404) 676-5383


               THE COCA-COLA COMPANY REPORTS THAT SECOND HALF 2004
                       RESULTS WILL BE BELOW EXPECTATIONS


     * Unfavorable operating conditions in several key markets are negatively impacting performance and earnings.

     * Third quarter 2004 worldwide unit case volume growth expected in the range of flat to 1 percent.

     * Isdell: "I am not satisfied with this performance or the anticipated results. They are symptoms of problems that demand strong corrective actions and initiatives that will put this Company firmly on its proper growth course. That is my unmistakable and immediate objective."


     ATLANTA, Sept. 15, 2004 -- The Coca-Cola Company announced today that, as indicated in July, second half 2004 earnings per share will be negatively impacted by challenging operating conditions in key markets. Neville Isdell, chairman and chief executive officer, commented, "Although it is not our practice to provide specific earnings guidance, we have made an exception today in the interest of clear and timely communication. We want to inform investors of business trends that are significantly impacting our operating environment."

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     Worldwide unit case volume is expected to increase 1 to 2 percent for the full year 2004, with volume growth for the third quarter in the range of flat to 1 percent and continuing challenging conditions in the fourth quarter.

     For the second half 2004, the Company is currently anticipating earnings per share to be in the range of $0.88 to $0.92, with the third quarter in the range of $0.46 to $0.48, prior to the consideration of any impairment charges. In addition, the Company has determined that impairment charges in the range of $375 million to $450 million are expected in the third quarter of 2004. These charges relate primarily to certain intangible assets in Germany that have been unfavorably impacted by market shifts related to the deposit law on non-returnable beverage packages enacted by the German government. When taking these impairment charges into consideration, the Company is currently anticipating reported earnings per share for the second half of 2004 to be in the range of $0.77 to $0.82, with the third quarter in the range of $0.35 to $0.38.

     Neville Isdell continued, "I am not satisfied with this performance or the anticipated results. They are symptoms of problems that demand strong corrective actions and initiatives that will put this Company firmly on its proper growth course. That is my unmistakable and immediate objective.

     "An effective volume and value growth strategy is critical to the success of our system. While this strategy is working in some regions, in other key regions we still have much work to do. The benefit of our actions may not be immediate."

     The Company said that its financial results in the second half of the year are being negatively impacted specifically by:

     * Unfavorable volume trends in the North America bottle and can business. "While the retail environment is difficult, we have not reacted as quickly or as effectively as I would like," said Isdell.

     * In Germany, changing marketplace dynamics together with unfavorable weather conditions are resulting in unit case volume declines in a mid-teen range during the third quarter. The Coca-Cola Company and its bottling partners are also addressing the impact of recent environmental legislation, as well as significant structural issues that limit the system's ability to respond effectively to the evolving retail and

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         consumer landscape.  The solutions are complex, requiring
         implementation over the next several years and making short-term benefits unlikely.

     * Unseasonably cool and rainy weather in the highly-profitable Northern European markets is leading to high-single digit volume declines in the third quarter, cycling the extremely high temperatures in the summer of 2003. In addition, retail de-stocking in anticipation of an upcoming regulated price decrease in France is leading to double-digit declines in the Company's unit case volume and declines in gallon sales to bottlers both well below our expectations.

     In conclusion, Neville Isdell said, "I came back to lead a growth business. I believe this is still a growth Company and my intention is to put it back on track. With strong brand equity, cash flow and market position, I am confident that no other company is better positioned to capture growth in the beverage category than The Coca-Cola Company."

Invitation to Investor Discussions
----------------------------------

     The Company will host a discussion with investors and financial analysts today, September 15, 2004 at 9:00 a.m. (EDT). In addition, the Company will release its third quarter and year-to-date 2004 financial results on Thursday, October 21, 2004 after the closing of the stock market. The Company will host a conference call at 4:30 p.m. (EDT) on that day.

     The Company invites investors to listen to the live audiocasts of both discussions at the Company's website, www.coca-cola.com in the "investors" section. Audio replay will also be available after each event on the Company's website.

The Coca-Cola Company
---------------------

     The Coca-Cola Company is the world's largest beverage company. Along with Coca-Cola, recognized as the world's best-known brand, The Coca-Cola Company markets four of the world's top five soft drink brands, including diet Coke, Fanta and Sprite, and a wide range of other beverages, including diet and light soft drinks, waters, juices and juice drinks, teas, coffees and sports drinks. Through the world's largest distribution system, consumers in more than 200 countries enjoy the Company's

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beverages at a rate exceeding 1 billion servings each day.  For more information about The Coca-Cola Company, please visit our website at www.coca-cola.com.

Forward-Looking Statements
--------------------------

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, changes in economic and political conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; product boycotts; foreign currency and interest rate fluctuations; adverse weather conditions; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; our ability to effectively align ourselves with our bottling system; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our Company's filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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